UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2004

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 0-16914

Ohio	31-1223339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
5.	Other Events and Regulation FD Disclosure	3

7.	Financial Statements and Exhibits	3

2

Item 5. Other Events and Regulation FD Disclosure

On July 29, the Board of Directors of The E. W. Scripps Company authorized a 2-for-1 stock split in the form of a 100 percent stock dividend to shareholders of record at the close of business on August 31, 2004.

The board also declared a quarterly cash dividend of 20 cents per share (pre-split) to shareholders of record at the close of business on August 31, 2004.

A copy of the press release is filed as Exhibit 99.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99	Press release dated July 29, 2004

3

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro Senior Vice President and Chief Financial Officer

Dated: August 2, 2004

4